EXHIBIT 99.1

Signal Genetics Highlights Recent Achievements and Reports First Quarter 2016 Financial Results

Record Volume and Net Revenue from MyPRS® Sold to Clinical Customers

CARLSBAD, Calif., May 16, 2016 (GLOBE NEWSWIRE) -- Signal Genetics, Inc. (NASDAQ:SGNL) (Signal or the Company), a commercial stage, molecular genetics diagnostic company focused on providing innovative diagnostic services that help physicians make better-informed decisions concerning the care of their patients suffering from cancer, today reported recent achievements and financial results for the first quarter ended March 31, 2016.

Recent Highlights

  Record net revenue from clinical customers increased 244% in the first quarter of 2016 over first quarter of 2015
  Record number of tests billed for clinical customers was 93% higher in the first quarter of 2016 compared to the first quarter of 2015
  Fifth consecutive quarter of sequential growth in MyPRS® net revenue from clinical customers; 58% increase in net revenue from clinical customers in the first quarter of 2016 over the fourth quarter of 2015

Samuel D. Riccitelli, Signal’s President and Chief Executive Officer, commented, “The first quarter was a positive start to the year for Signal, and clearly demonstrated the impact of our growth strategy. As we have continued to emphasize, the opportunity for the Company and our MyPRS® assay is primarily driven by the expansion of sales to hospitals throughout the U.S and improving the collection of reimbursements from payors. We are achieving both of these objectives which enabled us to generate significant revenue growth during the quarter. Our commercial organization is dedicated to expanding sales and has ample opportunity as our assay is approved for use in all 50 states."

Mr. Riccitelli continued, “We believe MyPRS® can provide significant benefits as part of the standard of care for treating multiple myeloma (MM) patients. Every day, we continue to explore this disease and have learned how complex it is. Researchers and those in the field of MM treatment understand the need for personalized treatment as this disease varies in severity and subtypes. Our genomic test has shown that we can provide the insight that physicians need to properly treat patients individually based on their disease type, and we look forward to pursuing our goals for growth and expansion of our product offering in order to help those who suffer from MM.”

First Quarter 2016 Financial Results

Net revenue increased to $818,000 during the first quarter of 2016 compared to $645,000 during the first quarter of 2015 primarily due to the increase in the number of tests billed for clinical patients.

Net revenue recognized for tests billed for clinical patients was $773,000 during the first quarter of 2016, an increase from $225,000 for the same period in 2015. The increase in net revenue was driven primarily by the 93% increase in test volume reflecting the increase in new hospital customers as a result of the Company’s expanding commercial organization. Additionally, the Company recorded an increase in test average selling price estimates used to calculate revenue for billings to non-contracted insurance payors based on our positive collections experience with such payors. This payor experience helped generate $142,000 in net favorable changes in estimates, representing cash collections in excess of revenue booked in prior years.

Cost of revenue was $629,000, or 77% of net revenue, during the first quarter of 2016 compared to $760,000, or 118% of net revenue, during the first quarter of 2015. The decrease in cost of revenue is primarily attributable to a decrease in assigned laboratory personnel and laboratory supply costs, a reflection of lower testing services under the research laboratory services agreement with University of Arkansas for Medical Sciences.

Research and development expenses were $307,000 during the first quarter of 2016 compared to $100,000 during the first quarter of 2015. The increase is primarily attributable to increased usage of labor, materials and supplies for internal research projects and the ramp in sponsored research programs.

Selling and marketing expenses were $510,000 during the first quarter of 2016 compared to $434,000 during the first quarter of 2015. The increase is primarily attributed to an increase in personnel costs related to the Company’s expanding commercial functions, establishment of a medical department and increased marketing expenses.

General and administrative expenses were $2.1 million during the first quarter of 2016 compared to $2.0 million during the first quarter of 2015. The increase was primarily attributable to an increase in personnel costs, expenses related to investor relations and board of directors, partially offset by reduced spending related to professional services and reduced expenses related to bad debt expenses, facility costs and other administrative costs.

Basic and diluted net loss per common share of $(0.26) and $(0.45) for the 2016 and 2015 periods were based on weighted-average number of shares outstanding, basic and diluted, of 10,740,530 and 5,793,082, respectively.

As of March 31, 2016, the Company had cash and cash equivalents of $8.6 million compared to $10.8 million at December 31, 2015. As of March 31, 2016, the Company had working capital of $7.2 million.

About Signal Genetics, Inc.

Signal Genetics, Inc., headquartered in Carlsbad, California, is a commercial stage, molecular diagnostic company focused on providing innovative diagnostic services that help physicians make better-informed decisions concerning the care of their patients suffering from cancer. Signal's mission is to develop, validate and deliver innovative diagnostic services that enable better patient-care decisions. Signal was founded in January 2010 and became the exclusive licensee in its licensed field to the renowned research on multiple myeloma performed at the University of Arkansas for Medical Sciences, in April 2010.  The company is dedicated to making its extensively validated diagnostic services available to all patients who need them.

Safe Harbor Statement

All statements included in this press release that are not historical are forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). These forward-looking statements can generally be identified as such because the context of the statement will include words such as “may,” “will,” “intend,” “plans,” “believes,” “anticipates,” “expects,” “estimates,” “predicts,” “potential,” “continue,” “opportunity,” “goals,” or “should,” the negative of these words or words of similar import. Similarly, statements that describe our future plans, strategies, intentions, expectations, objectives, goals, or prospects are also forward-looking statements. These forward-looking statements are or will be, as applicable, based largely on our expectations and projections about future events and future trends affecting our business, and so are or will be, as applicable, subject to risks and uncertainties including but not limited to the risk factors discussed in our periodic reports filed with the Securities and Exchange Commission, that could cause actual results to differ materially from those anticipated in the forward-looking statements. We caution investors that there can be no assurance that actual results or business conditions will not differ materially from those projected or suggested in such forward-looking statements. The forward-looking statements included in this press release speak only as of the date of this press release. Our views and the events, conditions and circumstances on which these future forward-looking statements are based, may change. We do not assume any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or developments, or otherwise, except as may be required by the securities laws, and we caution you not to rely on them unduly. All forward-looking statements are qualified in their entirety by this cautionary statement.

SIGNAL GENETICS, INC.
CONDENSED BALANCE SHEETS
(in thousands, except share and par value data)

	March 31, 2016	December 31, 2015
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$8,560	$10,832
Accounts receivable, net	490	394
Inventory	269	187
Prepaid expenses and other current assets	353	321
Total current assets	9,672	11,734
Property and equipment, net	1,109	1,153
Security deposits	15	15
Total assets	$10,796	$12,902

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$102	$242
Accrued liabilities	1,149	1,018
Note payable – related party	1,105	1,105
Other current liabilities	87	103
Total current liabilities	2,443	2,468
Other noncurrent liabilities	14	24

Commitments and contingencies

Stockholders’ equity:
Preferred stock, $0.01 par value, 5,000,000 shares authorized, no shares
issued or outstanding at March 31, 2016 or December 31, 2015	—	—
Common stock, $0.01 par value, 50,000,000 shares authorized, 10,709,080 and 10,635,454 shares issued and outstanding at March 31, 2016 and
December 31, 2015, respectively	107	106
Additional paid in capital	28,958	28,272
Accumulated deficit	(20,726)	(17,968)
Total stockholders’ equity	8,339	10,410

Total liabilities and stockholders’ equity	$10,796	$12,902

SIGNAL GENETICS, INC.
UNAUDITED CONDENSED STATEMENTS OF OPERATIONS
(in thousands, except share and per share data)
	Three Months Ended March 31,
	2016	2015
Net revenue	$818	$645
Operating expenses:
Cost of revenue	629	760
Research and development	307	100
Selling and marketing	510	434
General and administrative	2,107	1,963
Total operating expenses	3,553	3,257

Loss from operations	(2,735)	(2,612)
Interest expense	(23)	(22)

Net loss	$(2,758)	$(2,634)

Net loss per common share, basic and diluted	$(0.26)	$(0.45)

Weighted-average number of shares outstanding, basic and diluted	10,740,530	5,793,082

INVESTOR CONTACT:
The Ruth Group
David Burke
Tel: 646-536-7009
dburke@theruthgroup.com